EXHIBIT 99.1

I, George S. Wiedemann, President and Chief Executive Officer of iDine Rewards Network Inc., certify to the best of my knowledge and belief, that:

(1)    the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2)     the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of iDine Rewards Network Inc.

Dated:  November 14, 2002

/S/ GEORGE S. WIEDEMANN
George S. Wiedemann
President and Chief Executive Officer